UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2021, InMed Pharmaceuticals Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”), providing for the issuance and sale by the Company in a private placement (the “Offering”) of approximately $12 million in securities consisting of (i) 890,000 common shares of the Company (the “Shares”), (ii) pre-funded warrants to purchase up to 3,146,327 Shares of the Company (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 4,036,327 Shares of the Company (the “Series A Warrants”), each whole Series A Warrant being exercisable for one Share immediately upon issuance, at a purchase price of $2.973 per Share and Warrant or $2.9729 per Pre-Funded Warrant. The Series A Warrants have an exercise price equal to $2.848 per Share and contain cashless exercise provisions upon the occurrence of certain events, and will expire five years from the issuance date. The Purchase Agreement also provides to the Investor whose purchase of Shares in this Offering would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (the “Beneficial Ownership Limitation”) of the Company’s outstanding common shares, in lieu of Shares, the Pre-Funded Warrants, each Pre-Funded Warrant will be immediately exercisable for one common share (collectively with the shares for the exercise of Series A Warrants, the “Warrant Shares”) at an exercise price of $0.0001. The Pre-Funded Warrants may be exercised at any time until exercised in full. However, neither the Pre-Funded Warrants nor the Series A Warrants may be exercised to the extent that such exercise would cause the Investor and its affiliates to beneficially own in excess of the Beneficial Ownership Limitation. The closing of the sale of these securities is expected to occur on or about July 2, 2021, subject to the satisfaction of customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $11 million. The net proceeds received by the Company from the Offering will be used to continue pipeline development, advance business development activities and for general working capital purposes.

The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The securities will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state securities laws. Accordingly, the Investor may exercise the Warrants and sell the Warrant Shares and the Shares only pursuant to an effective registration statement under the Securities Act of 1933 covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Pursuant to a Registration Rights Agreement, dated June 28, 2021, by and between the Company and the Investor (the “Registration Rights Agreement”), the Company has agreed to file one or more registration statements with the SEC covering the resale of the Shares and the Warrant Shares within ten business days of the date of the Registration Rights Agreement.

In connection with the Offering, on June 24, 2021, and as amended on June 28, 2021, the Company entered into a letter agreement (the “Placement Agency Agreement”) with H.C. Wainwright & Co., LLC regarding its engagement as the exclusive placement agent (the “Placement Agent”) for the Offering.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering. The Placement Agent will be paid a cash fee equal to 7.5% of the gross proceeds received by the Company from the sale of the securities at the closing of the Offering, subject to certain deductions included in the Placement Agency Agreement. In addition the Placement Agent (or its designees) will also be issued warrants to purchase that number of Shares of the Company equal to 7.5% of the aggregate number of Shares and Pre-Funded Warrants placed in the Offering, subject to certain deductions included in the Placement Agency Agreement. Furthermore, the Company has agreed to pay the Placement Agent certain expenses, and subject to certain exceptions, provided the Placement Agent certain tail rights and right of first refusal.

The Form of Series A Warrant and the Form of the Pre-Funded Warrants, the Form Purchase Agreement and the Form Registration Rights Agreement are filed hereto as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 29, 2021, the Company issued a press release announcing its entrance into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description

4.1	Form of Series A Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated June 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: June 29, 2021	By:	/s/ Bruce Colwill
Bruce Colwill
Chief Financial Officer

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